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PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF RIVERTON STATE BANK HOLDING COMPANY

          The undersigned hereby appoints ____________________ and ___________________, or either of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Riverton State Bank Holding Company ("Riverton") to be held on February __, 1999 at _____________, Wyoming, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

          1. To approve the Agreement and Plan of Reorganization dated as of September 17, 1998 (the "Reorganization Agreement") between Riverton and Norwest Corporation (now named Wells Fargo & Company ("Wells Fargo") pursuant to which a wholly-owned subsidiary of Wells Fargo will merge with Riverton and Riverton will become a wholly-owned subsidiary of Wells Fargo (the "Merger"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of Riverton as may be necessary or appropriate to carry out the intent and purposes of the Merger.

           FOR [_]         AGAINST [_]        ABSTAIN [_]

          2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

          Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.


                                 Dated:                                ,199 .
                                       --------------------------------    -

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                                 (Please sign exactly as name appears at left.)

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                                 (If stock is owned by more than one person, all
                                 owners should sign. Persons signing as
                                 executors administrators, trustees, or in similar capacities should so indicate.)


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           BOARD OF DIRECTORS OF RIVERTON STATE BANK HOLDING COMPANY